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                                                                      EXHIBIT 11

                           INTERNATIONAL LOTTERY, INC

                        Computation Of Earnings per share



                                                     Three Months Ended                   Nine Months Ended
                                                        September 30,                        September 30,
                                                        -------------                        -------------
                                                   1996               1995               1996               1995
                                               ------------       ------------       ------------       ------------

Weighted average common shares                    3,210,000          3,210,000          3,210,000          3,206,774
outstanding during the period

Net income                                     $    288,474       $    749,445       $    890,277       $  1,260,835

Net income per share                           $       0.09       $       0.23       $       0.28       $       0.39

Assuming full dilution:

     Shares

        Weighted average number of
         common shares outstanding
         during the period                        3,210,000          3,210,000          3,210,000          3,206,774

        Assuming exercise of options                 55,389             58,995             67,946             22,958
                                               ------------       ------------       ------------       ------------
        Weighted average number of
         common shares outstanding
         as adjusted                              3,265,389          3,268,995          3,277,946          3,229,732
                                               ============       ============       ============       ============
     Net income                                $    288,474       $    749,445       $    890,277       $  1,260,835

     Earnings per common share
      assuming full dilution                   $       0.09       $       0.23       $       0.27       $       0.39



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